                                                                     EXHIBIT 2.5




                           STRUCTURAL PROTEOMICS, INC.

                            STOCK PURCHASE AGREEMENT

                                   MAY 5, 2000



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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made on the 5th day of May, 2000 by and among Richard Fine and Boris Klebansky (the "Founders"), Structural Proteomics, Inc., a New Jersey corporation ("SP"), and Discovery Partners International, Inc., a California corporation ("DPI").

      THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    EXCHANGE.

      1.1   Sale and Issuance of Common Stock.

            (a) Subject to the terms and conditions of this Agreement, DPI agrees to purchase at the Closing and SP agrees to sell and issue to DPI at the Closing 1,000,000 shares of newly issued common stock of SP ("Common Stock"), for a purchase price of $1,000,000 cash (the "New Shares").

            (b) Subject to the terms and conditions of this Agreement, DPI agrees to purchase at the Closing and Richard Fine agrees to sell to DPI at the Closing 600,000 shares of outstanding Common Stock (the "Fine Shares") for a total purchase price of 75,000 shares of DPI common stock ("DPI Stock").

            (c) Subject to the terms and conditions of this Agreement, DPI agrees to purchase at the Closing and Boris Klebansky agrees to sell to DPI at the Closing 600,000 shares of outstanding Common Stock (the "Klebansky Shares") for a total purchase price of 75,000 share of DPI Stock.

            (d) The New Shares, the Fine Shares and the Klebansky Shares are hereinafter referenced to collectively as the "Shares."

      1.2 Closing. The issuance, purchase and sale of the Shares shall take place at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, California, at 10:00 a.m. on May 5, 2000, or at such other time and place as SP, the Founders and DPI shall mutually agree upon orally or in writing (the "Closing").

2. REPRESENTATIONS AND WARRANTIES OF SP AND THE FOUNDERS. The Founders and SP hereby jointly and severally represent and warrant and covenant to DPI that:

      2.1 Organization, Good Standing and Qualification. SP is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and the Rights Agreement attached as Exhibit A hereto (the "Rights Agreement"), to issue and sell the New Shares hereunder, and to carry out the provisions of this Agreement and the Rights Agreement.


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      2.2   Capitalization and Voting Rights. The authorized capital of SP consists, and will consist immediately prior to the Closing, of 3,000,000 shares of Common Stock, of which 1,933,333 shares are and will then be issued and outstanding.

            (a) The outstanding shares of Common Stock are owned by the shareholders and in the numbers specified in Schedule 2.2 attached hereto.

            (b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

            (c) Except for the rights provided in the Rights Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from SP or either Founder of any shares of SP capital stock. Neither of the Founders nor SP is a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of SP.

      2.3 Authorization. All corporate action on the part of SP, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Rights Agreement, the performance of all obligations of SP hereunder and thereunder, and the authorization, sale and issuance of the Common Stock being sold hereunder has been taken. This Agreement and the Rights Agreement constitute valid and legally binding obligations of the Founders and SP, enforceable in accordance with their respective terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      2.4 Valid Issuance of Common Stock. The Common Stock that is being purchased by DPI hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws and will be issued in compliance with all applicable state and federal laws concerning the issuance of securities.

      2.5 Purchase Entirely for Own Account. The DPI Stock will be acquired for investment for the Founders' respective own accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and neither of the Founders has any present intention of selling, granting any participation in or otherwise distributing the same. Neither of the Founders has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the DPI Stock.

      2.6 Investment Experience. Each of the Founders is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or



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business matters that he is capable of evaluating the merits and risks of the investment in the DPI Stock.

      2.7 Restricted Securities. Each of the Founders understands that the DPI Stock he is purchasing is characterized as "restricted securities" under the federal securities laws inasmuch as such DPI Stock is being acquired from DPI in a transaction not involving a public offering and that under such laws and applicable regulations such DPI Stock may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In the absence of an effective registration statement covering the DPI Stock or an available exemption from registration under the Act, the DPI Stock must be held indefinitely. In this connection, each of the Founders represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about DPI be available to the public. Such information is not now available and DPI gives no assurance that it will make such information available.

      2.8 Legends. It is understood that the certificates evidencing the DPI Stock may bear the following legend:

            "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or unless sold pursuant to Rule 144 of such Act or unless another exemption from such Act is available."

      2.9 Disclosure. Taking into account all disclosures which SP and the Founders have made to DPI, such disclosures do not (and as of the Closing will not) contain any misstatement of a material fact or contain any omission of a material fact which makes materially misleading the statements which were made.

3. REPRESENTATIONS AND WARRANTIES OF DPI. DPI hereby represents, warrants and covenants to SP and the Founders that:

      3.1 Authorization. It has full power and authority to enter into this Agreement and the Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with the respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      3.2 Purchase Entirely for Own Account. The Shares will be acquired for investment for DPI's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and DPI has no present intention of selling, granting any participation in or otherwise distributing the same. DPI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

      3.3 Investment Experience. DPI is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it



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is capable of evaluating the merits and risks of the investment in the Shares.
DPI has not been organized for the purpose of acquiring the Shares.

      3.4 Accredited Investor. DPI is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

      3.5 Restricted Securities. DPI understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from SP or the Founders in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this connection, DPI represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about SP be available to the public. Such information is not now available and SP has no present plans to make such information available.

      3.6 Disclosure. Taking into account all written disclosures which DPI has made to the Founders, such disclosures do not (and as of the Closing will not) contain any misstatement of a material fact or contain any omission of a material fact which makes materially misleading the statements which were made.

      3.7 Legends. It is understood that the certificates evidencing the Shares may bear the following legend:

            "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or unless sold pursuant to Rule 144 of such Act or unless another exemption from such Act is available."

4.    CALIFORNIA COMMISSIONER OF CORPORATIONS.

      4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

5. CONDITIONS OF DPI'S OBLIGATIONS AT CLOSING. DPI's obligations under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against DPI unless DPI consents in writing thereto:



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      5.1   Representations and Warranties. The representations and warranties of SP and the Founders contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

      5.2 Performance. SP and the Founders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it and them on or before the Closing.

      5.3 Rights Agreement. SP, the Founders, Arnold Hagler and DPI shall have entered into the Rights Agreement in substantially the form as attached
Exhibit A.

      5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the DPI Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. CONDITIONS OF SP'S AND THE FOUNDERS' OBLIGATIONS AT CLOSING. The obligations of SP and the Founders to DPI under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by
DPI:

      6.1 Representations and Warranties. DPI's representations and warranties contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

      6.2 Payment of Purchase Price. DPI shall have delivered the purchase price specified in Section 1.1 hereunder.

      6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

      6.4 Rights Agreement. SP, the Founders, Arnold Hagler and DPI shall have entered into the Rights Agreement in substantially the form as attached Exhibit A.

7. TAX PAYMENT LOANS. DPI agrees to lend $208,000 to each of the Founders ($416,000 total) on June 14, 2000, against delivery of secured promissory notes in customary form, with the following substantive terms: 8% simple interest per annum, all principal and interest due in one lump sum on December 14, 2001, secured by pledges of all of the respective Founders' DPI Stock and SP Common Stock.

8.    MISCELLANEOUS.

      8.1 Survival. The warranties, representations and covenants of SP, the Founders and DPI contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of DPI, the Founders or SP.



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      8.2   Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares or DPI Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other party hereto.

      8.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. DPI agrees to indemnify and to hold harmless SP and the Founders from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which DPI or any of its officers, partners, employees or representatives is responsible. SP and the Founders jointly and severally agree to indemnify and hold harmless DPI from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Founders or SP or any of its officers, employees or representatives is responsible.

      8.7 Expenses. SP and DPI and the Founders shall each be responsible for its/their own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SP and the Founders and DPI. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities and DPI, SP and the Founders.



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      8.9   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

      8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.12 Cooperation. Each party shall strive to enable the closing conditions set forth herein to be satisfied.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK



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      IN WITNESS WHEREOF, the parties have executed this Stock Purchase
Agreement as of the date first above written.

                                          STRUCTURAL PROTEOMICS, INC.


                                          By:  /s/ Arnold T. Hagler
                                             ----------------------------------
                                               President

                                Address:       P.O. Box 12067 La Jolla, CA 92039
                                          -------------------------------------

                                          -------------------------------------
                                Fax:
                                          -------------------------------------
                                E-mail:        arnie@sciencemedica.com
                                          -------------------------------------



                                          DISCOVERY PARTNERS INTERNATIONAL, INC.


                                          By:  /s/ Jack Fitzpatrick
                                             ----------------------------------

                                          Its: CFO
                                             ----------------------------------

                                Address:  9640 Towne Centre Drive
                                          San Diego, CA 92121
                                Fax:           858-455-8088
                                          -------------------------------------
                                E-mail:        jackf@discoverypartners.com
                                          -------------------------------------


                                          FOUNDERS


                                               /s/ Richard Fine
                                          -------------------------------------
                                          Richard Fine
                                          -------------------------------------

                                Address:       420 Bedford Road
                                          -------------------------------------
                                               Ridgewood, NJ 07450
                                          -------------------------------------
                                Fax:           201-444-2490
                                          -------------------------------------
                                E-mail:        fine@ik.netcome.com
                                          -------------------------------------


                                               /s/ Boris Klebanshy
                                          -------------------------------------
                                          Boris Klebansky

                                Address:       4 Adele Av.
                                          -------------------------------------
                                               Demaiest NJ 07627
                                          -------------------------------------
                                Fax:           201-784-2042
                                          -------------------------------------
                                E-mail:        bkc@intac.com
                                          -------------------------------------


                  [SIGNATURE PAGE TO ST0CK PURCHASE AGREEMENT]


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                                  SCHEDULE 2.2

                                SHAREHOLDER LIST

Richard Fine           886,000 shares of Common Stock

Boris Klebansky        886,000 shares of Common Stock

Arnold Hagler          161,333 shares of Common Stock



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                                    EXHIBIT A

                                RIGHTS AGREEMENT


Filed as Exhibit 10.14 to this Registration Statement.